UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2007

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 26, 2007, the Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”) announced its appointment of Dr. Deni M. Zodda as the Company’s Chief Business Officer. There was no arrangement or understanding between Dr. Zodda and any other persons pursuant to which Dr. Zodda was appointed Chief Business Officer.

The Company and Dr. Zodda entered into an Employment Agreement, dated as of February 22, 2007 (the “Employment Agreement”). The term of the Employment Agreement commenced on February 22, 2007 and expires on February 21, 2010. The material terms of the Employment Agreement are set forth below. In addition, the Company and Dr. Zodda entered into an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement, both dated as of February 22, 2007 (the “Option Agreements”), pursuant to which the Company granted to Dr. Zodda incentive stock options to purchase 68,027 shares of common stock of the Company and non-qualified stock options to purchase 598,973 shares of common stock of the Company. The material terms of the Option Agreements are also set forth below.

•	Base salary: Pursuant to the Employment Agreement, the Company will pay Dr. Zodda a base salary of $275,000 per annum, payable in equal semi-monthly installments (the “Base Salary”).

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Bonuses: The Company shall pay Dr. Zodda a cash bonus of up to 30% of his Base Salary, provided, however, that such bonus shall be payable only upon the successful achievement of certain performance milestones related to Dr. Zodda’s role in the Company, which milestones shall be defined and enumerated by mutual agreement between Dr. Zodda and the President and Chief Executive Officer of the Company within the first month of Dr. Zodda’s employment with the Company, and again at the same time in each succeeding year during the term of the Employment Agreement. The amount of bonus paid to Dr. Zodda shall be increased or decreased from time to time at the discretion of the Compensation Committee of the Board.

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Stock Options: Pursuant to the Employment Agreement, the Company granted Dr. Zodda incentive stock options to purchase 68,027 shares of common stock of the Company and non-qualified stock options to purchase 598,973 shares of common stock of the Company. Such option grants will have a term of ten (10) years. The stock options shall vest upon achievement of performance milestones; so that 22,676 incentive stock options and 200,324 non-qualified stock options will vest on the signing of a Board approved third party agreement for U.S. or worldwide rights of sumatriptan; 22,676 incentive stock options and 199,324 non-qualified stock options will vest on the signing of a Board approved third party agreement for U.S. or worldwide rights of zolpidem; and 22,675 incentive stock options and 199,325 non-qualified stock options will vest upon approval by the Board of any third party agreement whereby the Company obtains the right to develop a product incorporating an active pharmaceutical ingredient that is the subject of a then valid U.S. Patent (or in-process U.S. Patent Application) and already approved for sale by the U.S. Food and Drug Administration with sales in the U.S. of at least $100 million. Such options will expire on February 21, 2017. The exercise price of each option is $1.47 (the closing price of the Company’s common stock on February 22, 2007, as listed on the American Stock Exchange).

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Severance: If Dr. Zodda’s employment is terminated by the Company prior to the expiration of the term of the Employment Agreement or if terminated by Dr. Zodda for Good Reason (as defined in the Employment Agreement). Dr. Zodda will receive certain severance payments and benefits, which vary depending upon the reason for the termination of the Employment Agreement, and which are fully described in the Employment Agreement attached hereto. In addition, upon termination, certain options will vest and certain options will be terminated either at the date of termination of the Employment Agreement or at a later date, varying in both cases, depending upon the reason for the termination, all as fully described in the Employment Agreement and the Option Agreements. If Dr. Zodda’s Employment Agreement were to not be renewed at the expiration of the term thereof by the Company, Dr. Zodda will receive certain severance payments and benefits, as fully described in the Employment Agreement, and all of his outstanding options will be deemed to be vested and will expire 90 days after the date of nonrenewal.

The descriptions of the Employment Agreement and the Option Agreements above are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Option Agreements. Copies of the Employment Agreement and the Option Agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated in this Item 5.02 by reference.

As Chief Business Officer of the Company, Dr. Zodda will serve at the pleasure of the Board. Dr. Zodda is 53 years old. From May 2006 to February 2007, Dr. Zodda was Principal of Medignostica, LLC, a consulting firm he owns which provided business development services to various clients and was acting Chief Executive Officer of StemCapture, Inc., a privately-held stem cell research company. From 2000 to May 2006, Dr. Zodda served in varying capacities, including Senior Vice President, Business Development and Principal Financial Officer of Discovery Laboratories, Inc. From 1998 to 2000, Dr. Zodda served as Managing Director of the Life Sciences Practice at KPMG. During the course of his career, Dr. Zodda also held senior management positions in business development, marketing and commercial operations at Cephalon, Inc., Wyeth, Baxter International Inc. and GlaxoSmithKline plc. Dr. Zodda received his Masters in Business Administration, Marketing and Finance from the University of Santa Clara in 1986, his Doctor of Philosophy, Biology from the University of Notre Dame in 1980 and his Bachelor of Science, Biology from Villanova University in 1975. A copy of a press release announcing Dr. Zodda’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated February 22, 2007 by and between NovaDel Pharma Inc. and Deni M. Zodda, Ph.D.

10.2	Incentive Stock Option Award between NovaDel Pharma Inc. and Deni M. Zodda dated February 22, 2007.

10.3	Nonqualified Stock Option Award between NovaDel Pharma Inc. and Deni M. Zodda dated February 22, 2007.

99.1	Press release dated February 26, 2007, titled “NovaDel Pharma Announces the Completion of its Executive Team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By	/s/ Michael E Spicer

Name	Michael E Spicer
Title	Chief Financial Officer

Date: February 28, 2007